Exhibit 23.02


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 23, 1998 with respect to the consolidated financial statements of Federated Investors for the years ended December 31, 1997, and 1996, which was previously included in the Registration Statement (Form S-1 No. 333-48405) and related Prospectus of Federated Investors, Inc. filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
August 28, 1998